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                                                                       Exhibit 5
                         Opinion of Charles W. Sprague


February 27, 1998


Fiserv, Inc.
255 Fiserv Drive
Brookfield, Wisconsin  53045

Re:  Fiserv, Inc. Registration Statement on Form S-4
     -----------------------------------------------

Dear Sirs:

I have acted as counsel to Fiserv, Inc., a Wisconsin corporation ("Company"), in connection with its Registration Statement on Form S-4 ("Registration Statement"), filed under the Securities Act of 1933 ("Act"), relating to the proposed issuance pursuant to the Agreement and Plan of Merger ("Merger Agreement") dated as of January 20, 1998 among Fiserv, Inc., Fiserv Solutions, Inc. and Network Data Processing Corporation of shares of its Common Stock, $.01 par value ("Shares"), of the Company.

In that connection, I have examined originals, or copies certified or otherwise identified to my satisfaction of such documents, corporate records and other instruments as I have deemed necessary or appropriate for purposes of this opinion, including the Restated Articles of Incorporation and By-Laws, as amended, of the Company.

Based upon the foregoing, I am of the opinion that:

     1. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Wisconsin.

     2. The Shares have been duly authorized and, when issued in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and nonassessable subject to Section 180.0622(b) of the Wisconsin Business Corporation Law and judicial interpretations thereof.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to me under "Legal Matters" in the Prospectus comprising a part of the Registration Statement. By giving the foregoing consent, I do not admit that I come within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,



/s/ Charles W. Sprague
Charles W. Sprague
Executive Vice President,
General Counsel and Secretary